UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 22, 2023

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Executive Officer

Andrew D. C. LaFrence has been employed by KORU Medical Systems, Inc. (the “Company”) to serve as its Chief Financial Officer commencing July 10, 2023. Thomas Adams, Interim Chief Financial Officer, will continue as the Company’s Vice President of Financial Planning and Analysis upon the appointment of Mr. LaFrence.

Mr. LaFrence joins the Company bringing over 39 years of finance and accounting experience. He joins the Company from Vyant Bio, Inc., an innovative biotechnology company reinventing drug discovery for complex neurodevelopmental and neurodegenerative disorders, where he served as Chief Financial Officer from 2021 to 2023. Prior to that, Mr. LaFrence served as Chief Financial Officer and Chief Operating Officer of StemoniX, Inc., a drug discovery platform company, from 2019 to 2021, until closing of its merger with Vyant Bio. From 2018 to 2019, Mr. LaFrence was Senior Vice President and Chief Financial Officer of Biothera Pharmaceuticals, Inc., and prior to that, he served as CFO at Surmodics, Inc. (NASDAQ: SRDX). Mr. LaFrence spent the first 26 years of his professional career at KPMG where he led the Minneapolis office Life Sciences practice for over 10 years. Mr. LaFrence is a CPA with a BS in Accounting from Illinois State University.

Mr. LaFrence and the Company have entered into an Employment Agreement dated as of June 22, 2023. Pursuant to this agreement, Mr. LaFrence will receive an annual base salary of $350,000, subject to adjustment upon annual review commencing January 2025, and will be entitled to participate in the Company’s health plan and benefits on terms available to other Company employees. He will also be eligible to earn an annual cash bonus of up to 50% of his base salary, based on achievement of objectives set in accordance with the Company’s Annual Incentive Compensation Plan.

Under the agreement, on July 10, 2023, Mr. LaFrence will receive a non-qualified stock option to purchase up to 300,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the common stock on the grant date, subject to vesting 25% on each anniversary of the date of grant, provided he is then employed by the Company. This option award will be made in accordance with Nasdaq Marketplace Rule 5635(c)(4) as an inducement to Mr. LaFrence’s employment.

Pursuant to the employment agreement, the Company has agreed to award Mr. LaFrence annual long-term incentive awards with a total target number of shares of the Company’s common stock subject to such awards determined by dividing (a) 75% of then-base salary by (b) the price of the common stock on each date of award, as follows: (x) 30% of such target shares in the form of restricted stock units vesting on the third anniversary of the date of award, (y) 35% of such target shares in the form of performance stock units vesting on the third anniversary of the date of award assuming stated performance objectives determined by the Company have been met, with a target range of 0%-100%, and (z) 35% of such target shares in the form of a nonqualified stock option vesting in accordance with a vesting schedule cumulatively not less than 25% increments per each 12-month period from the anniversary of the option’s grant date, in each case provided that Mr. LaFrence is still employed by the Company on each vesting date. These awards are subject to approval of the Compensation Committee of the Company in its discretion and the terms of the Company’s standard form of award agreements. The Company’s obligation to issue any annual awards after the first-year award will be conditioned upon shareholder approval of sufficient additional shares of common stock for issuance as employee compensation.

Upon termination of Mr. LaFrence’s employment by the Company without “cause” or by Mr. LaFrence for “good reason” (as defined in the employment agreement) within 3 months prior to or 12 months following certain events constituting a change of control, all equity awards pursuant to the employment agreement will become fully vested.

Should the Company terminate Mr. LaFrence’s employment without “cause” or should he leave the Company for “good reason,” he will be eligible for severance as follows: (i) if the termination is prior to July 10, 2024, an amount equal to 6 months of then-base salary; or if the termination is July 10, 2024 or after, an amount equal to 12 months of then-base salary, in each case paid in accordance with the Company’s normal payroll cycle over such period, and (ii) the Company will pay its share of premiums for Mr. LaFrence’s health insurance as currently enrolled as of termination. The severance payments will cease upon Mr. LaFrence’s employment or engagement as a consultant, contractor, or service provider by any person or entity other than the Company within the applicable payment period if he is entitled to receive compensation therefor in excess of 50% of his then-base salary.

The annual bonus, inducement stock option and long-term incentive compensation described above, are subject to forfeiture in the event the Company’s financial statements are restated and the restatement shows such compensation was incorrectly paid or vested, and to the extent Mr. LaFrence’s fraud or other misconduct (as defined in the employment agreement) resulted in the receipt or vesting of such compensation, in addition to certain other specified circumstances.

The employment agreement contains customary confidentiality and assignment of invention provisions and mutual non-disparagement covenant, as well as twelve month non-competition and non-solicitation covenants.

The foregoing description of the employment agreement and the inducement option does not purport to be complete and is qualified in its entirety by the terms of the employment agreement and form of non-qualified stock option award agreement, which are included as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference.

ITEM 8.01 OTHER INFORMATION.

On June 27, 2023, the Company issued a press release announcing the employment of Andrew D. C. LaFrence to serve as the Company’s Chief Financial Officer effective July 10, 2023. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of June 22, 2023 by and between the KORU Medical Systems, Inc. and Andrew D. C. LaFrence

10.2	Form of Non-Qualified Stock Option Award Agreement between KORU Medical Systems, Inc. and Andrew D. C. LaFrence

99.1	Press release dated June 27, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: June 27, 2023	By:	/s/ Linda Tharby
Linda Tharby President and Chief Executive Officer